Prudential Total Return Bond Fund, Inc.
Gateway Center Three
100 Mulberry Street,
Newark, NJ 07102-4077


									January 19, 2010

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

	Re:	Rule 24F-2 Notice for Prudential Total Return Bond Fund, Inc.
		File Nos. 33-55441 and 811-07215_

	On behalf of the Prudential Total Return Bond Fund, Inc., enclosed for filing under the Investment Company Act of 1940 is one
copy of the Rule 24F-2 Notice.  This
document has been filed using the EDGAR system.  Should you have any questions, please contact me at (973) 367-7503.

By: (Signature and Title)


	                                                          Very truly yours,


  /s/ Grace C. Torres

 Grace C. Torres

 Treasurer